
                        EXHIBIT 11

      STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


                         For the Three Months Ended September 30,
                              1995                   1994
                     ----------------------  ----------------------
                                    Fully                   Fully
                       Primary     Diluted     Primary     Diluted
                     ----------  ----------  ----------  ----------
Weighted Average
 Shares Outstanding:

  Common Stock       12,195,891  12,195,891  12,395,891  12,395,891
  Shares Available
    Under Options       161,763     161,763     256,304     256,304
                     ----------  ----------  ----------  ----------

Weighted Average
  Common and Common
  Equivalent Shares
  Outstanding        12,357,654  12,357,654  12,652,195  12,652,195
                     ==========  ==========  ==========  ==========

Net Income              $77,880     $77,880    $172,254    $172,254
                     ==========  ==========  ==========  ==========

Earnings per Share        $0.01       $0.01       $0.01       $0.01
                     ==========  ==========  ==========  ==========


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